Exhibit 99.1

AÉROPOSTALE REPORTS RESULTS FOR FOURTH QUARTER AND FISCAL 2013

New York, New York, March 13, 2014 -- Aéropostale, Inc. (NYSE: ARO), a mall-based specialty retailer of casual apparel for young women and men, today reported results for the fourth quarter (fourth quarter of fiscal 2013 consisted of 13 weeks compared to fourth quarter of fiscal 2012 which consisted of 14 weeks) and fiscal year ended February 1, 2014 (fiscal 2013 consisted of 52 weeks compared to fiscal 2012 which consisted of 53 weeks). The Company also provided guidance for the first quarter of fiscal 2014.

Fourth Quarter Performance
For the fourth quarter of fiscal 2013, net sales decreased 16% to $670.0 million, from $797.7 million in the year ago period. Fourth quarter comparable sales, including the e-commerce channel, decreased 15%, compared to a decrease of 8% for the corresponding period of the prior year.

Net revenue from the Company’s e-commerce business for the fourth quarter of fiscal 2013, including net revenues from the GoJane.com business, which was acquired on November 13, 2012, decreased 12% to $85.6 million, from $96.8 million in the year ago period.

The Company reported a net loss for the fourth quarter of fiscal 2013 of $70.3 million, or $0.90 per diluted share, which included an after-tax charge of $21.3 million, or $0.27 per diluted share, resulting from store asset impairment charges, an after-tax charge of $20.0 million, or $0.25 per share for the establishment of reserves against deferred tax assets, and a charge of $2.0 million, or $0.03 per diluted share, resulting from the settlement of litigation matters. The Company reported a net loss of $0.7 million, or $0.01 per diluted share, for the fourth quarter of 2012, which included an after-tax charge of $19.7 million, or $0.25 per diluted share, resulting from store asset impairment charges.

Excluding the aforementioned charges, the Company reported an adjusted net loss of $27.1 million, or $0.35 per diluted share in the fourth quarter of fiscal 2013 (see Exhibit D). This compares to the Company’s previously issued guidance of a net loss of $0.24 to $0.32 per diluted share, which did not include the aforementioned charges. Excluding store asset impairment charges, the Company reported adjusted net income of $19.1 million, or $0.24 per diluted share, for the fourth quarter of 2012.

The Company opened 5 Aéropostale and 3 P.S. from Aéropostale stores, and closed 32 Aéropostale stores during the quarter. For the fourth quarter, the Company invested $16.1 million in planned capital expenditures.

Full Fiscal Year Performance
Net sales for fiscal 2013 decreased 12% to $2.091 billion, from $2.386 billion in the year ago period. Fiscal 2013 comparable sales, including the e-commerce channel, decreased 15% compared to a 2% decrease for the corresponding period of the prior year.

Net revenues from the Company’s e-commerce business for fiscal 2013, including net revenues from the GoJane.com business, which was acquired on November 13, 2012, was essentially flat at $217.6 million, from $217.0 million in the year ago period.

Net loss for fiscal 2013 was $141.8 million, or $1.81 per diluted share, which included an after-tax charge of $29.5 million, or $0.38 per diluted share resulting from store asset impairment charges, an after-tax charge of $20.0 million or $0.25 per share for the establishment of reserves against deferred tax assets, $2.0 million, or $0.03 per diluted share resulting from the settlement of litigation matters, and an after-tax charge of $1.6 million, or $0.02 per diluted share from the accounting effect related to retirement features of our stock based compensation plan. Net income for fiscal 2012 was $34.9 million, or $0.43 per diluted share, which included an after-tax charge of $19.7 million, or $0.25 per diluted share, resulting from store asset impairment charges.

Excluding these items in both years, adjusted net loss for fiscal 2013 was $88.7 million, or $1.13 per diluted share, compared to adjusted net income for fiscal 2012 of $54.7 million, or $0.68 per diluted share (see Exhibit D).

The Company ended the year with cash and cash equivalents of $106.5 million and no debt under its revolving credit facility.

Thomas P. Johnson, Chief Executive Officer, commented, “The results we generated in 2013 are not acceptable nor are they a reflection of the progress we believe we have made in transforming our brand. Having evaluated what we set out to do in 2013 and what we learned, we believe our strategy surrounding product, brand projection, process and growth is even more crucial to winning in today’s challenging retail landscape.”

Commitment Letter with Affiliates of Sycamore Partners for $150 Million Financing
The Company also separately announced today that it has signed a commitment letter with Sycamore Partners and its affiliates for a strategic partnership and $150 million in senior secured credit facilities. The senior secured credit facilities will consist of a five-year $100 million term loan facility and a ten-year $50 million term loan facility that includes a sourcing arrangement with MGF Sourcing, an affiliate of Sycamore Partners. Please see the separate release for additional information.

First Quarter Guidance and Updated Real Estate Rationalization Plans
For the first quarter of fiscal 2014, the Company expects operating losses in the range of $64 to $68 million, which translates to a net loss in the range of $0.70 to $0.75 per diluted share. The effective tax rate for the first quarter of fiscal 2014 is projected to be approximately 13.0% versus a tax rate of 41.2% last year. This outlook does not include the impact of expected consulting fees, and potential accelerated store closures. Additionally this outlook does not include the financial or accounting impact, including professional fees, related to the completion of the transaction outlined in the Company’s commitment letter with Sycamore Partners, announced separately today.

For fiscal 2014, the Company has updated its real estate and capital expenditure plans from the guidance provided on December 4, 2013. The Company now plans to open approximately seven Aéropostale stores and remodel, either partial or full, approximately ten Aéropostale stores, and expects to open one new P.S. store. Currently, the Company plans to close approximately 50 Aéropostale stores and two P.S. stores, and has retained a real estate consulting firm to investigate the opportunity to accelerate the pace of closures, as well as to identify other potential rent reduction savings.

The Company expects to invest approximately $22 million in fiscal 2014 primarily related to store openings, store remodels and certain infrastructure investments. This compares to the prior guidance provided of capital expenditures of approximately $35 million in fiscal 2014 and compares to capital expenditures of $84 million in fiscal 2013.

Mr. Johnson continued, “We are moving aggressively and taking swift actions across all areas of our business that we expect will improve our operational and financial performance over time. The commitment letter for a strategic partnership and financing that we announced today more strongly positions the Company and provides us with the flexibility to continue executing on our strategies designed to reposition the Aéropostale brand.”

Use of Non-GAAP Measures
The Company believes that the disclosure of adjusted net (loss) income and adjusted (loss) earnings per diluted share, which are non-GAAP financial measures, provides investors with useful information to help them better understand the Company’s results (see Exhibit D).

Conference Call Information
The Company will be holding a conference call today at 4:15 P.M ET to review its fourth quarter results. The broadcast will be available through the ‘Investor Relations’ link at www.aeropostale.com or by dialing

877-407-9039 approximately 10 minutes prior to the scheduled time with the passcode “Aeropostale.” A replay will be available approximately one hour after the recording through Thursday, March 20, 2014 and can be accessed by dialing 877-870-5176, using the required passcode 13576726. An archive will also be available at the Aeropostale website for 12 months.

About Aéropostale, Inc.
Aéropostale®, Inc. is a primarily mall-based, specialty retailer of casual apparel and accessories, principally targeting 14 to 17 year-old young women and men through its Aéropostale® stores and 4 to 12 year-old kids through its P.S. from Aéropostale® stores. The Company provides customers with a focused selection of high quality fashion and fashion basics at compelling values in an innovative and exciting store environment. Aéropostale® maintains control over its proprietary brands by designing, sourcing, marketing and selling all of its own merchandise. Aéropostale® products can only be purchased in Aéropostale® stores and online at www.aeropostale.com. P.S. from Aéropostale® products can be purchased in P.S. from Aéropostale® stores and online at www.ps4u.com and www.aeropostale.com. The Company currently operates 864 Aéropostale® stores in 50 states and Puerto Rico, 78 Aéropostale stores in Canada and 151 P.S. from Aéropostale® stores in 31 states and Puerto Rico. In addition, pursuant to various licensing agreements, our licensees currently operate 99 Aéropostale® locations and one Aéropostale® and P.S. from Aéropostale® store in the Middle East, Asia, Europe, and Latin America. On November 13, 2012, Aéropostale, Inc. acquired substantially all of the assets of online women's fashion footwear and apparel retailer GoJane.com, Inc. Based in Ontario, California, GoJane.com focuses primarily on fashion footwear, with a select offering of contemporary apparel and other accessories.

SPECIAL NOTE: THIS PRESS RELEASE AND ORAL STATEMENTS MADE FROM TIME TO TIME BY REPRESENTATIVES OF THE COMPANY CONTAIN CERTAIN "FORWARD-LOOKING STATEMENTS" MADE IN RELIANCE UPON THE SAFE HARBOR PROVISIONS OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, CONCERNING EXPECTATIONS FOR SALES, STORE OPENINGS, GROSS MARGINS, EXPENSES, STRATEGIC DIRECTION AND EARNINGS. ACTUAL RESULTS MIGHT DIFFER MATERIALLY FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT COULD CAUSE ACTUAL RESULTS TO MATERIALLY DIFFER INCLUDE, CHANGES IN THE COMPETITIVE MARKETPLACE, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR PRICING CHANGES BY OUR COMPETITORS, CHANGES IN THE ECONOMY AND OTHER EVENTS LEADING TO A REDUCTION IN DISCRETIONARY CONSUMER SPENDING; SEASONALITY; RISKS ASSOCIATED WITH CHANGES IN SOCIAL, POLITICAL, ECONOMIC AND OTHER CONDITIONS AND THE POSSIBLE ADVERSE IMPACT OF CHANGES IN IMPORT RESTRICTIONS; RISKS ASSOCIATED WITH UNCERTAINTY RELATING TO THE COMPANY'S ABILITY TO IMPLEMENT ITS GROWTH STRATEGIES, AS WELL AS THE OTHER RISK FACTORS SET FORTH IN THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS TO REFLECT SUBSEQUENT EVENTS OR CIRCUMSTANCES.

EXHIBIT A

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	February 1, 2014	February 2, 2013

ASSETS
Current Assets:
Cash and cash equivalents	$106,517	$231,501
Merchandise inventory	172,311	155,463
Other current assets	97,787	52,976
Total current assets	376,615	439,940

Fixtures, equipment and improvements, net	235,401	262,778
Goodwill and intangible assets	28,580	29,332
Other assets	7,172	8,794

TOTAL ASSETS	$647,768	$740,844

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$138,245	$89,991
Accrued expenses	102,243	113,515
Total current liabilities	240,488	203,506

Other non-current liabilities	126,588	126,974

Stockholders’ equity	280,692	410,364

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$647,768	$740,844

EXHIBIT B

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	13 weeks ended		14 weeks ended
	February 1, 2014		February 2, 2013
		% of sales		% of sales
Net sales	$670,007	100.0%	$797,709	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	583,139	87.0%	639,141	80.2%
Gross profit	86,868	13.0%	158,568	19.8%
Selling, general and administrative expenses [2]	166,742	24.9%	158,834	19.9%
Loss from operations	(79,874)	(11.9)%	(266)	(0.1)%
Interest expense, net	208	0.1%	139	0.0%
Loss before income taxes	(80,082)	(12.0)%	(405)	(0.1)%
Income tax (benefit) provision [3]	(9,776)	(1.5)%	266	0.0%
Net loss	$(70,306)	(10.5)%	$(671)	(0.1)%
Basic loss per share	$(0.90)		$(0.01)
Diluted loss per share	$(0.90)		$(0.01)
Weighted average basic shares	78,494		78,272
Weighted average diluted shares	78,494		78,272

STORE DATA:

Comparable sales change (including e-commerce channel)	(15)%		(8)%
Stores open at end of period	1,100		1,084
Total square footage at end of period	4,089,069		4,013,521
Average square footage during period	4,199,530		4,048,435

1 Cost of sales for the fourth quarter of fiscal 2013 was unfavorably impacted by store asset impairment charges of $32.4 million ($21.3 million after tax, or $0.27 per diluted share). Cost of sales for the fourth quarter of fiscal 2012 was unfavorably impacted by store asset impairment charges of $32.6 million ($19.7 million after tax, or $0.25 per diluted share).

2 Selling, general and administrative expenses for the fourth quarter of fiscal 2013 was unfavorably impacted by settlement of litigation matters of $3.1 million ($2.0 million after tax, or $0.03 per diluted share).

3 Income tax benefit for the fourth quarter of fiscal 2013 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $20.0 million after tax, or $0.25 per diluted share.

EXHIBIT C

AÉROPOSTALE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND
SELECTED STORE DATA
(In thousands, except per share and store data)
(Unaudited)

	52 weeks ended		53 weeks ended
	February 1, 2014		February 2, 2013
		% of sales		% of sales
Net sales	$2,090,902	100.0%	$2,386,178	100.0%
Cost of sales (including certain buying, occupancy and warehousing expenses) [1]	1,733,539	82.9%	1,796,821	75.3%
Gross profit	357,363	17.1%	589,357	24.7%
Selling, general and administrative expenses [2]	542,569	25.9%	529,846	22.2%
(Loss) income from operations	(185,206)	(8.8)%	59,511	2.5%
Interest expense, net	913	0.0%	485	0.0%
(Loss) income before income taxes	(186,119)	(8.8)%	59,026	2.5%
Income tax (benefit) provision [3]	(44,288)	(2.0)%	24,103	1.0%
Net (loss) income	$(141,831)	(6.8)%	$34,923	1.5%
Basic (loss) earnings per share	$(1.81)		$0.44
Diluted (loss) earnings per share	$(1.81)		$0.43
Weighted average basic shares	78,455		80,069
Weighted average diluted shares	78,455		80,494

STORE DATA:

Comparable sales change (including e-commerce channel)	(15)%		(2)%
Average square footage during period	4,133,535		3,998,361

1 Cost of sales for fiscal 2013 was unfavorably impacted by store asset impairment charges of $46.1 million ($29.5 million after tax, or $0.38 per diluted share). Cost of sales for fiscal 2012 was unfavorably impacted by store asset impairment charges of $32.6 million ($19.7 million after tax, or $0.25 per diluted share).

2 Selling, general and administrative expenses for fiscal 2013 was unfavorably impacted by settlement of litigation matters of $3.1 million ($2.0 million after tax, or $0.03 per diluted share). Additionally, it was unfavorably impacted by the accounting effect related to retirement features of our stock based compensation plan of $2.7 million ($1.6 million after tax, or $0.02 per diluted share).

3 Income tax benefit for fiscal 2013 was unfavorably impacted by the establishment of reserves against net deferred tax assets of $20.0 million after tax, or $0.25 per diluted share.

EXHIBIT D

AÉROPOSTALE, INC.
RECONCILIATION OF NET (LOSS) INCOME AND DILUTED (LOSS) EARNINGS PER SHARE
(In thousands, except per share)
(Unaudited)

The following table presents a reconciliation of net (loss) income and diluted (loss) income per share (“EPS”) on a GAAP basis to the non-GAAP adjusted basis discussed in this release.

	13 weeks ended		14 weeks ended
	February 1, 2014		February 2, 2013
	Net Loss	Diluted EPS	Net (Loss) Income	Diluted EPS

As reported	$(70,306)	$(0.90)	$(671)	$(0.01)
Asset impairment charges	21,252	0.27	19,738	0.25
Establishment of reserves against net deferred tax assets	19,964	0.25	—	—
Settlement of litigation matters	1,998	0.03	—	—
As adjusted	$(27,092)	$(0.35)	$19,067	$0.24

	52 weeks ended		53 weeks ended
	February 1, 2014		February 2, 2013
	Net Loss	Diluted EPS	Net Income	Diluted EPS

As reported	$(141,831)	$(1.81)	$34,923	$0.43
Asset impairment charges	29,535	0.38	19,738	0.25
Establishment of reserves against net deferred tax assets	19,964	0.25	—	—
Settlement of litigation matters	1,998	0.03	—	—
Accounting effect related to retirement features of our stock based compensation plan	1,615	0.02	—	—
As adjusted	$(88,719)	$(1.13)	$54,661	$0.68